SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2002

MARSHALL & ILSLEY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Item 5.    Other Events.

On June 17, 2002, Marshall & Ilsley Corporation announced that it had entered into a definitive agreement to acquire Mississippi Valley Bancshares, Inc. In connection with the acquisition, Marshall & Ilsley Corporation has entered into an agreement with certain shareholders of Mississippi Valley pursuant to which such shareholders have agreed, among other things, to vote their shares of Mississippi Valley common stock in favor of the acquisition at any meeting of Mississippi Valley shareholders called for the purpose of approving the acquisition. The shareholders who have entered into the shareholder voting agreement hold in the aggregate approximately 37% of the outstanding shares of Mississippi Valley common stock as of June 17, 2002. The shareholder voting agreement relating to the acquisition is attached hereto as an exhibit and is incorporated herein by reference.

Item 7.    Exhibits.

Exhibit No.	Description

2.1	Shareholder Voting Agreement between Marshall & Ilsley Corporation and each of the shareholders listed on Schedule I thereto dated as of June 17, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL & ILSLEY CORPORATION

By:	/s/ RANDALL J. ERICKSON
Randall J. Erickson Senior Vice President and General Counsel

Dated: June 20, 2002

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Shareholder Voting Agreement between Marshall & Ilsley Corporation and each of the shareholders listed on Schedule I thereto dated as of June 17, 2002.

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